Filed by Chambers Street Properties
Pursuant to Rule 425 under the Securities Act of 1933
and deemed filed pursuant to Rule 14a-12
under the Securities Exchange Act of 1934
Subject Company:  Gramercy Property Trust, Inc.
Commission File No.: 001-32248

CHAMBERS STREET PROPERTIES ANNOUNCES DATE FOR
ANNUAL MEETING OF SHAREHOLDERS

PRINCETON, NJ – September 25, 2015 – Chambers Street Properties (“Chambers Street” or the “Company”) (NYSE:CSG), a real estate investment trust focused on acquiring, owning and operating net leased industrial and office properties, today announced that the Company’s 2015 Annual Meeting of Shareholders (the “2015 Annual Meeting”) has been set for Tuesday, December 15, 2015.  The record date for shareholders entitled to notice of and to vote at the 2015 Annual Meeting is October 8, 2015.

About Chambers Street Properties
Chambers Street Properties is a real estate investment trust focused on acquiring, owning and operating net leased industrial and office properties, leased to creditworthy tenants. As of June 30, 2015, the Company owned or had a majority interest in 125 properties located across 19 U.S. states, France, Germany and the United Kingdom, encompassing approximately 37.2 million rentable square feet.

ADDITIONAL INFORMATION AND WHERE TO FIND IT
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.  The Company has filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that includes a preliminary joint proxy statement of the Company and Gramercy Property Trust Inc. (“Gramercy”) that also constitutes a preliminary prospectus of the Company.  The registration statement is not complete and will be further amended.  After the registration statement is declared effective, Gramercy and the Company will mail a definitive proxy statement/prospectus to stockholders of Gramercy and shareholders of the Company.  This material is not a substitute for the joint proxy statement/prospectus or registration statement or for any other document that Gramercy or the Company may file with the SEC and send to Gramercy’s stockholders and/or the Company’s shareholders in connection with the proposed transactions.  INVESTORS AND SECURITY HOLDERS OF GRAMERCY AND THE COMPANY ARE URGED TO READ THE PRELIMINARY PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED OR TO BE FILED WITH

THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION.  Investors and security holders are able to obtain free copies of the preliminary proxy statement/prospectus and other documents filed with the SEC by Gramercy or the Company through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Gramercy are also available free of charge on Gramercy’s website at www.gptreit.com, or by contacting Gramercy’s Investor Relations Department at (212) 297-1000. Copies of the documents filed with the SEC by the Company are also available free of charge on the Company’s website at www.chambersstreet.com or by contacting the Company’s Investor Relations Department at (609) 806-2682.  Gramercy, the Company, their respective directors/trustees and certain of their respective executive officers may be considered participants in the solicitation of proxies with respect to the proposed transactions under the rules of the SEC.  Information about the directors and executive officers of Gramercy is set forth in its Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on March 9, 2015, its proxy statement for its 2015 annual meeting of stockholders, which was filed with the SEC on May 11, 2015, and other filings filed with the SEC. Information about the trustees and executive officers of the Company is set forth in its Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on March 2, 2015, the amendments thereto on Form 10-K/A, which were filed with the SEC on March 30, 2015 and April 30, 2015, and other filings filed with the SEC. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, is also included in the preliminary proxy statement and other relevant materials filed with the SEC.

Contacts
Investors
Heather Gentry
(609) 683-4900
Heather.Gentry@CSPREIT.com

Media
Lex Suvanto/Trevor Gibbons
Edelman
(212) 729-2463

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